Exhibit 10.9

                            TERMINATION AGREEMENT


     THIS TERMINATION AGREEMENT (also referred to herein as "Agreement") is made and entered into by and between RONALD L. DEVINE for himself, his dependents, heirs, executors, administrators, successors and assigns (hereinafter collectively referred to as "Employee") and BUCKHEAD AMERICA CORPORATION, and THE LODGE KEEPER GROUP, INC., and their subsidiaries, parents, affiliates, and related entities, and their agents, employees, representatives, attorneys, officers, directors, owners, shareholders, insurers, predecessors, successors, assigns, and employee benefit plans (hereinafter collectively referred to as "Employer").

                               W I T N E S S E T H

     R-1. Employee and Employer entered into an Employment Agreement dated May 8, 1997, as later amended and modified by a First Amendment, dated January 4, 2000 (hereinafter referred to collectively as the "Employment Agreement"); and

     R-2. Employee and Employer are terminating their employment relationship and the Employment Agreement by mutual agreement, and desire to enter into this Termination Agreement to reflect certain obligations, representations and promises between them.

     NOW  THEREFORE,  in  consideration  of  the  representations,   warranties,
covenants, promises and releases herein contained, it is agreed as follows:

     1. The recitals set forth above are incorporated herein as true and accurate.

     2.   Payments and Credits

          (a)  Payment in Lieu of Notice

               Employee, pursuant to Section 4(a)(3) of the Employment Agreement, is entitled to receive thirty (30) days prior written notice of termination, but Employee hereby agrees to accept the payment of the sum of Ten Thousand, Four Hundred Fifty-Eight Dollars and Thirty-Three Cents ($10,458.33), which represents an amount equivalent to one month's base salary, in lieu of such thirty (30) days prior written notice. Employee acknowledges that such payment shall have all legally-required withholdings and deductions subtracted therefrom before it is paid to him.

          (b) Severance Payment

               Employee is also entitled to receive, pursuant to Section 4(b)(3) of the Employment Agreement, severance pay in an amount equal to the Base Salary that Employee would have earned from the Date of Termination to the first anniversary of such Date of Termination, which amount totals to One Hundred Twenty-Five Thousand and Five Hundred Dollars ($125,500). Employee hereby agrees and acknowledges that this amount represents the Gross Severance Payment Due to Employee under the Employment Agreement, but that Employer shall deduct from such Gross Severance Payment Due to Employee all legally-required withholdings and deductions, such as state and federal income taxes, FICA, and Medicare. Employee further agrees and acknowledges that, after such deductions and withholdings, the Net Severance Payment Due to Employee is Eighty-Nine Thousand, Four Hundred Eighty-Three Dollars and Forty-Three Cents ($89,483.43).



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

          (c) First Note

               Employee further acknowledges and agrees that he has a balance currently due to Employer under a Promissory Note from Employee to Employer, dated May 8, 1997, in the original face amount of Two Hundred Fifty Thousand Dollars ($250,000) (hereafter referred to as the "First Note") of:

                         Principal:                           $156,705.35
                         Accrued Interest:                      19,588.17
                                                              ------------
                         Total Due on First Note:             $176,293.52

          (d) Credit of Net Severance Pay Against First Note

               Employee further acknowledges and agrees that the Net Severance Payment Due Employee shall be credited by Employer to Employee by applying said amount against the Total Due on First Note, as follows:

                          Total Due on First Note:            $176,293.52
                          Net Severance Payment Due Employee:   89,483.43
                                                              ------------
                          First Remaining Amount Due on
                          First Note:                          $86,810.09

          (e) Credit of Holdback Stock Against First Note

               Employee further agrees and acknowledges that Employer currently holds in escrow for Employee, pursuant to a Holdback Agreement, executed on or about May 8, 1997, by Employer and Employee, Three Thousand Two Hundred and Twenty-One (3,221) shares of stock in Buckhead America Corporation (hereinafter referred to as the "Holdback Stock"). Employee hereby stipulates and agrees that


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

the fair market value of said Holdback Stock is Four Dollars and Fifty Cents ($4.50) per share, for a total fair market value of Fourteen Thousand, Four Hundred Ninety-Four Dollars and Fifty Cents ($14,494.50). Employee also agrees and acknowledges that Employer shall cancel any and all stock certificate(s) representing said Holdback Stock of Employee, and Employee agrees to sign any and all such agreements, documents and authorizations as may be necessary to allow Employer to cancel such stock certificate(s) representing the Holdback Shares. Employer shall then apply the agreed fair market value of said Holdback Shares to the First Remaining Amount Due on First Note as follows:

                  First Remaining Amount Due on
                  First Note:..............................    $86,810.09

                  Fair Market Value of Cancelled
                  Holdback Shares:.........................     14,494.50
                                                               ----------
                  Second Remaining Amount Due on
                  First Note:..............................    $72,315.59


          (f) Selling of Original Stock, Payment of Stock Loan, Payment of Balance Due

               Employee further represents and warrants that as of October 30, 2000, he also owned an additional 51,131 shares of stock in Buckhead America Corporation (hereinafter referred to as the "Original Stock"), and that he owned all title and interest in said Original Stock and that such Original Stock was and is unpledged and unencumbered, except for a purchase loan he made against said Original Stock, in the amount of approximately One Hundred and Five Thousand Dollars ($105,000) (hereinafter referred to as the "Stock Loan"). Employee agrees and covenants that he has sold (since October 30, 2000), and that he will continue to sell his Original Stock, as soon as reasonably and legally possible, until he sells all of it, and that the proceeds of the sale of such Original Stock, after paying off the Stock Loan and any reasonable and necessary transaction costs and commissions (not to exceed 1.75 per cent of the


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

sales price), shall be paid immediately to Employer, and shall be applied by Employer to the Second Remaining Amount Due on First Note ($72,315.59), until such amount is paid in full, plus all accrued interest on such amount which shall accrue from the Effective Date of this Agreement until paid in full at the rate of ten per cent per annum (10%). Employee further agrees to execute an agreement pledging and assigning all of the proceeds from the sale of his Original Stock (after payment of the Stock Loan and the above-referenced commission) to Employer in order to satisfy the Second Remaining Amount Due on the First Note, plus all accrued interest, and to execute any other documents reasonably necessary to secure an interest in the proceeds for the benefit of Employer.

               If the proceeds of the sale of the Original Stock are sufficient to pay off the Stock Loan, and the Second Remaining Amount Due on the First Note, plus all accrued interest, then the Employee may keep the remaining balance of the proceeds. If the proceeds of the sale of the Original Stock are not sufficient to pay the Stock Loan and the Second Remaining Amount Due on the First Note, plus all accrued interest, the Employee will remain obligated to pay to Employer the remaining balance due on the Second Remaining Amount Due on the First Note, plus any and all accrued interest under the Note, until paid in full.

          (g) Timing of Payment to Employee

               Employer will pay to Employee the Payment in Lieu of Notice (as described in Section 2(a)), plus the Vacation Pay and Salary Through Termination Date (as described in Section 3), plus the Additional Consideration for Release of Age Discrimination Claim (as described in Section 11), in three equal payments, the first of which shall be paid within five (5) business days after the Effective Date of this Agreement, and the second of which shall be due thirty-five (35) days after the Effective Date of this Agreement, and the third of which shall be due sixty-five (65) days after the Effective Date of this Agreement. All of these payments will be subject to all legally-required withholdings and deductions.



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

     3. Vacation Pay and Salary Through Date of Termination

     Employer shall pay to Employee all earned and accrued but unused Vacation Pay, which the parties stipulate to be: Twenty Thousand, Three Hundred Ninety-Three Dollars and Seventy-Five Cents ($20,393.75), before the application of all legally-required deductions and withholdings.


     4. Date of Termination

     Employee hereby accepts the inclusion of one month's Base Salary in the Severance Payment delineated above in lieu of the thirty (30) days prior written notice described in Section 4(a)(3) of the Employment Agreement, and in consideration therefor, hereby expressly waives that notice requirement, and acknowledges and agrees that the Date of Termination shall be October 30, 2000.


     5. Releases

     Employee hereby knowingly and voluntarily, fully, finally, and forever releases, remises, waives, and discharges Employer of and from any and all federal, state or local claims, demands, charges, actions, causes of actions, suits, damages, liabilities, losses and expenses, of any and every nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, arising as a result of any actions or omissions of Employer occurring from the beginning of time through the Effective Date of this Agreement. Specifically included in this release, remise, waiver and discharge are, among other things, any and all claims for employment discrimination, harassment, and retaliation, any claims for alleged underpayment of wages and employment benefits incurred during or as a result of the employment relationship between Employee and Employer, and including, specifically, any claims arising from that employment relationship or under the Employment Agreement, or the termination of that employment relationship and the Employee Agreement, or otherwise under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Equal Pay Act, the Civil Rights Act of 1866, 42 U.S.C. ss. 1981, the Family and Medical Leave Act, any and all amendments to said Acts, or any other federal, state or local statute, rule or regulation relating to employment rights, as well as any claims for alleged wrongful discharge, strict liability, negligence, intentional infliction of emotional distress, tort liability, breach of contract, tortious interference with contractual relations, fraud, or any other alleged unlawful behavior, conduct, or omissions, the existence of which is denied by Employer. Additionally, Employee agrees to release, remise, waive and discharge Employer of and from any and all of the aforementioned claims upon which Employee may have a right to recover in any lawsuit or claim brought by any other person on Employee's behalf or which includes Employee in any class.

     Nothing in the above release, remise, or waiver and discharge, however, is intended to waive any of the Employee's entitlement to any already-vested benefits under any applicable pension plan.

     Employer hereby knowingly and voluntarily, fully, finally and forever releases, remises, waives and discharges Employee from any and all federal, state or local claims, demands, charges, actions, causes of action, suits, damages, liabilities, losses and expenses, of any and every nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, arising as a result of any actions or omissions of Employee occurring from the beginning of time through the Effective Date of this Agreement, provided, however, that such release shall not take effect for a period of ninety-one (91) days after the Effective Date of this Agreement, and, if during the ninety (90) day period after the Effective Date of this Agreement, Employer discovers any misappropriation or misuse of company property or assets by Employee, or any gross negligence arising from the acts or omissions of Employee, and the reasonable value or cost to Employer of such misuse, misappropriation or gross negligence exceeds Twenty-Five Thousand Dollars ($25,000), then this release by Employer will become null and void, ab initio. In order to void this release by Employer, and to keep it from becoming effective, Employer must serve written notice on Employee, by delivering such notice to his counsel, David M. Whitaker, Esq., at Luper Sheriff & Neidenthal, as soon as reasonably practicable after the discovery of such misuse, misappropriation and/or gross negligence and on or before the expiration of ninety (90) days after the Effective Date of this Agreement, of its good faith belief that it has discovered acts or omissions of Employee that constituted misuse or misappropriation of company property or assets or gross negligence and the reasonable value or cost to Employer of such misuse, misappropriation, or gross negligence exceeds Twenty-Five Thousand Dollars ($25,000), listing the acts and omissions and the cost to the Employer.


     6. Covenant Not to Sue

     Employee further covenants and agrees not to file or initiate a lawsuit against Employer in regard to any claims, demands, causes of action, suits, damages, losses and expenses, arising from acts or omissions of Employer made by or before the Effective Date of this Agreement, and Employee will ask no other person or entity to initiate such a lawsuit on his behalf. If Employee breaches this covenant and agreement, Employee must immediately repay and refund to Employer the payment he received pursuant to Section 2, and Employee shall also indemnify and hold harmless Employer, any related companies, and any of their officers, owners, directors, employees and agents from any and all costs incurred by any and all of them, including their reasonable attorneys' fees, in defending against any such lawsuit.

     Employer further covenants and agrees that if the release granted to Employee by Employer becomes effective ninety-one days after the Effective Date of this Agreement pursuant to the terms of Section 5, the Employer agrees not to file or initiate a lawsuit against Employee in regard to any claims, demands, causes of action, suits, damages, losses and expenses, arising from acts or omissions of Employee made by or before the Effective Date of this Agreement and Employer will ask no other person or entity to initiate such a lawsuit on its behalf. If Employer breaches this covenant and agreement, the Employer shall indemnify and hold harmless Employee, his dependents, heirs, executors, administrators, successors and assigns from any and all costs incurred by any and all of them, including their reasonable attorney fees, in defending against any such lawsuit.


     7. No Proceedings Initiated

     Employee represents and warrants that neither he nor anyone acting on his behalf has filed or initiated any action, charge or claim against Employer in any administrative, quasi-judicial, or judicial proceeding.

     Employer represents and warrants that neither it nor anyone acting on its behalf has filed or initiated any action, charge or claim against Employee in any administrative, quasi-judicial, or judicial proceeding.

     8. Reaffirmation of Sections 6 and 7 of Employment Agreement

     Employee acknowledges and agrees that his obligations and covenants reflected in the Employment Agreement in Section 6 (Ownership, Nondisclosure and Nonuse of Proprietary Information) and Section 7 (Agreement Not to Solicit Employees) survive the termination of his employment and the Employment Agreement, and shall remain in full force and effect for the time periods stated therein.


     9. Representation of Compliance with Employment Agreement

     Employee hereby expressly represents and warrants that from May 8, 1997, through and including the Effective Date of this Agreement he has not breached or violated any of the terms and conditions of the Employment Agreement, including but not limited to the covenants contained in Sections 6 and 7, and that he has or will prior to the Effective Date of this Agreement, deliver to Employer all property belonging to Employer pursuant to the promise contained in
Section  6 of the  Employment  Agreement,  including  any  and  all  Proprietary
Information,   as  defined  in  the   Employment   Agreement.


     10. Letter of Recommendation/Inquiries

     Employer will sign a letter of recommendation addressed "To whom it may concern," on the letterhead of Employer, signed by an authorized officer of the Company, using language substantially similar to that attached hereto as Exhibit "A." In addition, all inquiries made to Employer's human resources department concerning Employee's prior employment history with the Company shall be responded to by providing the dates of his employment, and a statement to the effect that the Employee resigned his position with Employer in order to pursue
other   opportunities.

     11. Additional Consideration for Release of Age Discrimination Claim

     In addition to the Severance Payment delineation in Section 2 above, Employer will pay an additional One Thousand Dollars ($1,000) to Employee at the same time as the Severance Payment, as additional consideration for the release of his claims under the Age Discrimination in Employment Act, and Employee acknowledges that such additional payment is valuable and sufficient consideration that he would not have been otherwise entitled to receive.


     12. No Voluntary Assistance

     Employee hereby covenants and agrees that he will not voluntarily assist, support, or cooperate with, directly or indirectly, any entity or person alleging or pursuing any claim, administrative charge, or cause of action against Employer, including without limitation by providing testimony or other information, audio or video recordings, or documents, except under compulsion of law. If compelled to testify, nothing contained herein shall in any way inhibit or interfere with Employee providing completely truthful testimony. Nor shall anything herein prevent Employee's full cooperation with any investigation or other proceeding by the EEOC or any other federal, state or local governmental agency.


     13. Advice to Seek Legal Counsel

     Employee acknowledges that he has been advised to seek the advice of legal counsel in reviewing and considering this Agreement.


     14. Attorneys' Fees and Costs Included

     Employee understands and agrees that the payment he receives under this Agreement includes and encompasses therein any and all claims with respect to attorneys' fees, costs, and expenses for and by any and all attorneys with whom he has consulted.



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

     15. Non-Disparagement

     Employee represents and agrees that he has and will refrain from making negative or unfavorable comments about, or otherwise disparaging, the Employer, including any employees of Employer, and any facilities, products or services of Employer.


     16. No Admission

     This Agreement shall not be construed as an admission by Employer of any liability, or any acts of wrongdoing, or the violation of any federal, state or local law, ordinance or regulation, nor shall it be offered or considered as evidence of any such alleged liability, wrongdoing, or violation of any federal, state or local law, ordinance or regulation.


     17. Confidentiality

     The nature and terms of this Agreement are strictly confidential and shall not be disclosed by Employee or by Employee's counsel or family members at any time to any person, without the prior written consent of Employer, unless disclosure is: necessary in any legal proceedings brought to enforce the provisions and terms of this Agreement, or made to his accountants or legal counsel in order to prepare and file income tax returns, or pursuant to court order or lawful subpoena, after written notice to Employer. Any disclosure made to Employee's attorneys or accountants hereunder shall be accompanied by Employee's written instructions to treat the same as strictly confidential. If either Employer or Employee is asked about the termination of the relationship between the parties (other than by Employer's group of employees and agents who have a business reason to know of the terms hereof), they will respond that the Employee resigned his position in order to pursue other opportunities.



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

     18. Governing Law/Severability

     This Agreement shall be interpreted, enforced, and governed under the laws of the State of Georgia, without regard to conflicts of laws principles. Its provisions are severable, and if any part of the Agreement is found to be unenforceable, the remainder of the Agreement will continue to be valid and effective.


     19. Only Consideration/Read and Fully Understand

     Employee affirms that the only consideration received by Employee for entering into this Agreement is as stated herein, and that no other promise, representation or agreement of any kind whatsoever has been made to, or relied upon by, Employee in connection with Employee's execution of this Agreement. Employee further acknowledges that he has read the entire Agreement and fully understands the meaning and intent of the Agreement, including, but not limited to, its final and binding effect in relation to the general release of all claims.


     20.  Consideration  Period,   Revocation  Period,  and  Effective  Date  of
Agreement

     Employee acknowledges that he was offered at least twenty-one (21) days from the time he first received this Agreement within which to consider whether to sign it, and if he signs and delivers it before the expiration of twenty-one
(21) days, he has done so knowingly and voluntarily, and acknowledges, represents and warrants that he has had sufficient time to review and consider this Agreement and all of its terms and conditions.

     Additionally, Employee acknowledges that he will have seven (7) days from the date of the execution of this Agreement by Employee ("Revocation Period") within which to change his mind and revoke the Agreement, upon which event the payment and other obligations of Employer will cease. Employee acknowledges and


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

agrees that any revocation of this Agreement must be made in writing and delivered and received within the seven-day revocation period to:

                Mr. Douglas Collins
                Buckhead  America  Corporation
                7000 Central  Parkway,  N.E.
                Suite 850
                Atlanta, GA 30328
                Facsimile: (770) 393-3785

                and

                Charles T. Huddleston, Esq.
                Arnall Golden & Gregory, LLP
                2800 One Atlantic Center
                1201 West Peachtree Street
                Atlanta, Georgia   30309-3450
                Facsimile: (404) 873-8675

     Employee further acknowledges that the Effective Date of this Agreement will be the eighth (8th) day after it has been executed by Employee.


     21. Breach/Challenges to Agreement

     Employee agrees, as a matter of contract, that immediately upon the breach by him of any of the terms and provisions of this Agreement, Employer is immediately thereby relieved of all of its obligations hereunder. Additionally, if Employee is unsuccessful in any challenge to the terms of this Agreement, or to the Agreement as a whole, Employee acknowledges and agrees that he will be fully responsible for any expenses or damages incurred by Employer, including court costs and reasonable attorneys' fees, arising as a result of Employee's challenge.


     22. Resignation from Boards of Directors

     Employee hereby submits his resignation from the Board of Directors of Buckhead America Corporation and from the Boards of Directors of any and all


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

related or subsidiary companies, including but not limited to The Lodge Keeper Group, Inc., effective immediately. Employee agrees to execute any other documents necessary to effect these resignations, including but not limited to executing and delivering a separate letter of resignation addressed to the Chairperson of the Board of any and all such companies.


     23. No Assignment

     Employee represents and warrants that, as of the Effective Date of this Agreement, he has not assigned, transferred, or hypothecated, or purported to assign, transfer or hypothecate, to any person, firm, corporation, association, or entity whatsoever, any of the rights and claims which he is releasing pursuant to this Agreement. Employee hereby agrees to indemnify and hold harmless Employer from and against, without limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, expenses (including attorneys' fees), causes of action, and judgments based on, arising out of, related to any such transfer, assignment, or hypothecation, or purported transfer, assignment, or hypothecation.


     24. Release Includes Unknown Claims/No Other Benefits

          (a) Employee understands and agrees that the claims he is releasing pursuant to this Agreement are intended to and do include any and all claims of every nature and kind whatsoever, (whether known, unknown, suspected or unsuspected) which Employee has or may have against the Employer up to the Effective Date of this Agreement. Employee further acknowledges that he may hereafter discover facts different from or in addition to those which he now knows or believes to be true with respect to the claims he is releasing under this Agreement, and he agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts, or the discovery thereof.



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

          (b) Employee acknowledges that pursuant to the terms of this Agreement he is not entitled to any other payments, compensation, or fringe benefits of any kind whatsoever after the date of this Agreement, except that Employee will be provided with the proper written notification of Employee's rights under COBRA to elect to continue group insurance benefits for a specified period of time at Employee's own cost.

          (c) Employer understands and agrees that the claims it is releasing pursuant to this Agreement, if such release becomes effective ninety-one (91) days after the Effective Date of this Agreement pursuant to the terms of Section 5, are intended to and do include any and all claims of every nature and kind whatsoever (whether known, unknown, suspected or unsuspected) which Employer has or may have against the Employee up to the Effective Date of this Agreement. Employer further acknowledges that it may, after its release becomes effective (if it does), discover facts different from or in addition to those which it now knows or believes to be true with respect to the claims it is releasing under this Agreement and it agrees that, in such event, this Agreement shall nevertheless be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.


     25. Disputes Related to Agreement

     The parties agree that if a dispute or claim between the parties arises related to this Agreement, any legal action or proceeding concerning such dispute or claim shall be initiated in the state or federal courts located in the State of Georgia, and by the execution and delivery of this Agreement the parties hereto submit to and accept with regard to any such legal action or proceedings, for themselves and with respect to their property, the venue and jurisdiction of such courts and agree to be bound by any and all judgments and orders rendered by such courts.

     26. Cooperation

     Employee agrees to fully cooperate with Employer in any and all investigations, inquiries or litigation whether in any judicial, administrative, or public, quasi-public or private forum, in which Employer is involved, whether or not Employee is a defendant in such investigations, inquiries, proceedings or litigation. Employee shall provide truthful and accurate testimony, background information, and other support and cooperation as Employer may reasonably request.


     27. No False Statements or Misrepresentation

     Employee hereby warrants and represents that he has not made any false statements or misrepresentations in connection with this Agreement.


     28. Waiver of Ten-Day Payment Deadline

     The parties further agree that payment of the Severance Payment and any Base Salary due through the Date of Termination may be paid later than ten (10) days after the Termination Date, due to the legally-required Consideration Period and Revocation Period, and Employee expressly waives the ten-day payment deadline as contained in the Employment Agreement.


     29. Headings and Captions

     The headings and captions used in the Agreement are for convenience of reference only, and shall in no way define, limit, expand, or otherwise affect the meaning or construction of any provision of this Agreement.


     30. Employee's Right to Continued Use of Company Automobile

     Employee shall be entitled to the continued possession and use of the 2000 Pontiac Grand Prix automobile leased by Employer and which is currently in the possession of the Employee for a period of ninety (90) days from the Effective Date of this Agreement. During the remaining term of the Employee's use of this vehicle, the Employee shall maintain the vehicle in good condition and shall be responsible for the payment of all gasoline or other costs of upkeep and operation. By no later than the 90th day from the Effective Date of this Agreement, Employee shall return this vehicle to the office of The Lodge Keeper Group, Inc. at 217 S. Elm Street, Prospect, Ohio. Employer will continue to be responsible for maintaining insurance coverage on the vehicle during the 90-day term of the continued use of the vehicle by Employee.


     31. Hold Harmless Agreement Regarding Mason, Ohio Mortgage Note

     Employer agrees that it will hold Employee harmless with respect to any liability of the Employee for the mortgage note on the Mason, Ohio Country Hearth Inn.


     32. Cooperation Regarding Employee's Personal Mail

     Employer acknowledges that the Employee has received personal mail and/or mail directed to other business entities in which Employee has an interest at the offices of The Lodge Keeper Group, Inc. in Prospect, Ohio. Employer agrees that it will cooperate in forwarding this mail to Employee by mailing any such mail to Employee at Employee's residence address.


     33. Knowing and Voluntary Execution

     Employee warrants, represents, and acknowledges that this Agreement is entered into by Employee KNOWINGLY AND VOLUNTARILY as an act of Employee's OWN FREE WILL; that Employee is of sound mind; that Employee is laboring under no physical, psychological, or mental infirmity which would affect his capacity either to understand the terms of this Agreement or to freely enter into and be bound by the provisions of this Agreement.

     I HAVE PERSONALLY READ THE FOREGOING AGREEMENT, AND I AM VOLUNTARILY AND KNOWINGLY ENTERING INTO THE TERMS AND PROVISIONS CONTAINED IN IT, WITH FULL UNDERSTANDING OF ITS CONSEQUENCES.

WITNESS:                                EMPLOYEE:

/s/ David M. Whitaker                   Ronald L. Devine
- --------------------------------        ------------------------------------
Witness' Printed Name                   Employee's Printed Name


David M. Whitaker                       /s/ Ronald L. Devine
- --------------------------------        ------------------------------------
Witness' Signature                      Employee's Signature

Date:  11-6-00                          Date:  11-6-00


                                        EMPLOYER:

                                        BUCKHEAD AMERICA CORPORATION

                                        By:    /s/ Douglas C. Collins
                                               --------------------------------
                                        Title: Chief Executive Officer
                                               --------------------------------
                                        Date:  11-6-00
                                               --------------------------------


                                        THE LODGE KEEPER GROUP, INC.

                                        By:    /s/ Robert B. Lee
                                               --------------------------------
                                        Title: Senior Vice President
                                               --------------------------------
                                        Date:  11-6-00
                                               --------------------------------


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